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                                                                     Exhibit 5.1

                          [KIRKLAND & ELLIS LETTERHEAD]



                                October 19, 2001


TransWestern Publishing Company LLC
8344 Clairemont Mesa Boulevard
San Diego, California 92111

               Re:    TransWestern Publishing Company LLC
                      TWP Capital Corp. II
                      Target Directories of Michigan, Inc.
                      WorldPages, Inc.
                      TWP Companies, Inc.
                      Great Western Directories, Inc.
                      1 + USA V Acquisition Corp.
                      YPTel, Inc.
                      YPTel Corporation
                      Pacific Coast Publishing, Ltd.
                      ACG Holding Company
                      ChoiceContent.com, Inc.
                      ChoiceContent.com, LLC
                      ACG Exchange Company
                      Registration Statement on Form S-4
                      Registration No. 333-70470

Ladies and Gentlemen:

        We are issuing this opinion letter in our capacity as special legal counsel to TransWestern Publishing Company LLC, a Delaware limited liability company and TWP Capital Corp. II, a Delaware corporation (collectively, the "Issuers") and the following guarantors: Target Directories of Michigan, Inc., a Michigan corporation ("Target"), WorldPages, Inc., a Delaware corporation, TWP Companies, Inc, a Delaware corporation, Great Western Directories, Inc., a Texas corporation, 1 + USA V Acquisition Corp., a Delaware corporation, YPTel, Inc., a Washington corporation, Pacific Coast Publishing, Ltd., a Washington corporation, ChoiceContent.com, Inc., a Texas corporation, and ChoiceContent.com, LLC, a Kansas limited liability company (collectively, the "Guarantors") in connection with the proposed registration by the Issuers of up to $215,000,000 in aggregate principal amount of the Issuers' Series F 9 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-70470) originally filed with the Securities and Exchange Commission (the "Commission") on September 28, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is

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TransWestern Publishing Company LLC
October 19, 2001
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hereinafter referred to as the "Registration Statement"). The obligations of the
Issuers under the Exchange Notes will be guaranteed (the "Guarantee") by the Guarantors and by ACG Holding Company, a Nova Scotia unlimited company, ACG Exchange Company, a Nova Scotia unlimited company and YPTel Corporation, a Nova Scotia unlimited company (collectively, the "Canadian Guarantors"). The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture (the "Indenture"), dated as of May 23, 2001, among the Issuers, the guarantors named therein and Wilmington Trust Company, as Trustee, in exchange for and in replacement of the Issuers' outstanding Series D 9 5/8% Senior Subordinated
Notes due 2007, of which $140,000,000 in aggregate principal amount is outstanding, and the Issuers' outstanding Series E 9 5/8% Senior Subordinated Notes due 2007, of which $75,000,000 in aggregate principal amount is outstanding (collectively, the "Old Notes").

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and By-Laws or other governing documents of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantee, respectively, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated May 23, 2001, among the Issuers, Target, First Union Securities, Inc. and CIBC World Markets Corp.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers. We have also assumed that each of the Guarantors which is a corporation has the corporate, power and authority to enter into and perform its obligations under the Guarantee and that ChoiceContent.com, LLC has the limited liability company power and authority to enter into and perform its obligations under the Guarantee and that neither entering into or performing the Guarantee is in contradiction of the applicable laws of the jurisdiction of formation of the respective Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.


        Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any

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TransWestern Publishing Company LLC
October 19, 2001
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laws except the laws of the State of New York, the General Corporation Law of
the State of Delaware and the federal laws of the United States of America. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern. We note that the enforceability of the Guarantee may be governed in part by the laws of the jurisdictions under which each of the Guarantors are formed. Because we are not admitted to practice in each such jurisdiction, we have assumed for purposes of our opinion that the laws of these jurisdictions with respect to enforceability are not materially different than the laws of the State of New York.

        Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iii) the Exchange Notes and the Guarantee have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes, the Exchange Notes and the Guarantee will be validly issued and binding obligations of the Issuers and the Guarantors, as applicable.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Sincerely,


                                       /s/ Kirkland & Ellis

                                       Kirkland & Ellis